Exhibit 10.28

Sixth Amendment to Loan and Security Agreement

Borrower: Cardlytics, Inc.
Date: September 15, 2020
This SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into between PACIFIC WESTERN BANK, a California state-chartered bank (“PWB”), as Agent and Lender, the other lenders from time to time party to the Loan Agreement, and the borrower named above (“Borrower”). PWB and lenders that may hereafter join as lenders under the Loan Agreement (as defined below) are herein sometimes collectively referred to as “Lenders” and individually as a “Lender”. PWB, in its capacity as administrative and collateral Agent for the Lenders, is referred to herein as the “Agent” (which term shall include any successor Agent in accordance with terms hereof).
Agent, Lenders and Borrower agree to amend the Loan and Security Agreement between them, dated May 21, 2018 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof except as otherwise provided below. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
1.Amendments to Loan Agreement.
1.1 The following definition is added to Section 8 of the Loan Agreement, in the appropriate alphabetical order, to read as follows:
“ ‘Sixth Amendment Effective Date’ means December [__], 2020.”
1.2 Clause (a)(1)(a) of Section 1 of the Schedule to the Loan Agreement is amended and restated to read as follows:
“(a) an amount equal to $50,000,000 (the “Maximum Revolving Loan Amount”).”
1.3 The portion of Section 1 of the Schedule to the Loan Agreement which reads as follows:
“Ancillary Services Limit: $1,350,800.
“Overall Credit Limit: Notwithstanding any provisions herein to the contrary, in no event shall the total Obligations (including without limitation the Term Loan, the Revolving Loans, and Obligations relating to Ancillary Services) at any time outstanding exceed $51,350,800 (the ‘Overall Credit Limit’).”
is amended and restated to read as follows:
“Ancillary Services Limit: $850,000.
“Overall Credit Limit: Notwithstanding any provisions herein to the contrary, in no event shall the total Obligations (including without limitation the Term Loan, the Revolving Loans, and Obligations relating to Ancillary Services) at any time outstanding exceed $50,850,000 (the ‘Overall Credit Limit’).”
1.4 The $75,000 Success Fee and $50,000 Success Fee provided for in the Loan Agreement as in effect prior to the Sixth Amendment Effective Date have been paid. The following is hereby added to Section 3 of the Schedule to the Loan Agreement:
“6th Amendment Success Fee:
In the event Borrower realizes Billings of $316,000,000 or more during any twelve-month period ending at the end of any month after the Sixth Amendment Effective Date, Borrower shall pay Agent for the benefit of the Lenders a one-time success fee (the “Success Fee”) in the amount of $100,000 within 30 days after the end of such month. Borrower’s obligation to pay the Success Fee shall continue as long as this Agreement remains in effect or any Loans or other Obligations remain outstanding, provided that if this Agreement is terminated and the Loans and other Obligations are paid in full prior to the date that is the one year anniversary of the Sixth Amendment Effective Date (such anniversary, the “Cut Off Date”), then Borrower’s obligation to pay the Success Fee shall survive until the Cut Off Date. If (a) for any applicable twelve-month period, Borrower’s Billings exceed $316,000,000, and (b) (i) this Agreement is still in effect or any Loans or Obligations remain outstanding; or (ii) the Cut Off Date has not yet occurred, then Borrower shall promptly notify Lender of the same and make payment of the Success Fee when due.
As used herein, ‘Billings’ means with respect to any fiscal period, on a consolidated basis, the amounts billed by Borrower to its customers in such period in accordance with its agreements with its customers.”
1.5 Section 4 of the Schedule to the Loan Agreement is amended and restated to read as follows:
“Maturity Date (Section 6.1): December 31, 2022.”

Exhibit 10.28

1.6 Section 5 of the Schedule to the Loan Agreement is amended and restated to read as follows:

“Minimum Cash to Funded Senior Debt Ratio:
Borrower shall at all times maintain a Cash to Funded Senior Debt Ratio of not less than 1.25:1.00.
As used herein, “Cash to Funded Senior Debt Ratio” means, on any day, the ratio of (i) Borrower’sunrestricted cash maintained in demand deposit accounts with Agent on such day to (ii) Revolving Loans outstanding on such day.”
1.7 Commencing with respect to Borrower’s monthly reporting for the month ending December 31, 2020, and thereafter Exhibit D to the Loan Agreement (the Form of Compliance Certificate) is replaced in its entirety with Exhibit D attached hereto.
2.    Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.
3. Facility Fee. In consideration for Agent and Lenders entering into this Amendment, Borrower shall concurrently pay to Agent for the benefit of Lenders a fee in the amount of $25,000, which shall be non-refundable and in addition to all interest and other fees payable to Agent for benefit of Lenders under the Loan Documents. Agent is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Agent.
4. General Release. In consideration for Agent and Lenders entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment arising under or in any way related to the Loan Agreement, this Amendment or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lenders’ choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
5. No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Agent.
6. General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower, and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.
7. Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR

Exhibit 10.28

UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

Borrower:	Agent and Lender:
CARDLYTICS, INC.	PACIFIC WESTERN BANK

/s/ Andrew Christiansen	/s/ Mykas Degesys
Andrew Christiansen	Mykas Degesys
Chief Financial Officer (Principal Financial and Accounting Officer)	SVP